Exhibit 99.1

NEWS

CONTACT:     Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, richardsonb@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION REPORTS THIRD QUARTER RESULTS

SOUDERTON, Pa., October 23, 2024 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. (the "Bank") and its insurance, investments and equipment financing subsidiaries, announced net income for the quarter ended September 30, 2024 was $18.6 million, or $0.63 diluted earnings per share, compared to net income of $17.0 million, or $0.58 diluted earnings per share, for the quarter ended September 30, 2023.

Loans
Gross loans and leases increased $45.9 million, or 0.7% (2.8% annualized), from June 30, 2024, primarily due to increases in commercial real estate and residential mortgage loans, partially offset by decreases in construction and commercial loans. Gross loans and leases increased $163.5 million, or 2.5% (3.3% annualized), from December 31, 2023, primarily due to increases in commercial, commercial real estate and residential mortgage loans, partially offset by a decrease in construction loans.

Deposits and Liquidity
Total deposits increased $358.8 million, or 5.5% (22.0% annualized), from June 30, 2024, primarily due to seasonal increases in public funds partially offset by decreases in commercial, consumer and brokered deposits. Total deposits increased $478.4 million, or 7.5% (10.0% annualized), from December 31, 2023, primarily due to increases in commercial, brokered, and seasonal public funds deposits. Noninterest-bearing deposits totaled $1.3 billion and represented 19.3% of total deposits at September 30, 2024, compared to $1.4 billion representing 21.5% of total deposits at June 30, 2024. Unprotected deposits, which excludes insured, internal, and collateralized deposit accounts, totaled $1.4 billion at September 30, 2024 and June 30, 2024. This represented 20.3% of total deposits at September 30, 2024, compared to 22.1% at June 30, 2024.

As of September 30, 2024, the Corporation reported on balance sheet cash and cash equivalents totaling $504.7 million. The Corporation and its subsidiaries had committed borrowing capacity of $3.6 billion at September 30, 2024, of which $1.8 billion was available. The Corporation and its subsidiaries also maintained uncommitted funding sources from correspondent banks of $468.0 million at September 30, 2024. Future availability under these uncommitted funding sources is subject to the prerogatives of the granting banks and may be withdrawn at will.

Net Interest Income and Margin
Net interest income of $53.2 million for the third quarter of 2024 decreased $386 thousand, or 0.7%, from the third quarter of 2023 and increased $2.2 million, or 4.3%, from the second quarter of 2024. The decrease in net interest income for the three months ended September 30, 2024 compared to the same period in the prior year reflects the continued pressure on the cost of deposits due to the shift of balances from lower to higher cost deposit products which exceeded the increase in interest income from asset yield expansion and the increase in average interest-earning assets. However, we continue to see indicators of stabilization in cost of funds and our funding mix. The increase in net interest income for the three months ended September 30, 2024 compared to the three months ended June 30, 2024 was due to higher average balances of interest-earning assets and increased yields on these assets, partially offset by higher interest-bearing liability balances and costs.

Net interest margin, on a tax-equivalent basis, was 2.82% for the third quarter of 2024, compared to 2.84% for the second quarter of 2024 and 2.96% for the third quarter of 2023. Excess liquidity reduced net interest margin by approximately nine basis points for the quarter ended September 30, 2024 compared to approximately two basis points for the quarter ended June 30, 2024 and approximately four basis points for the quarter ended September 30, 2023. Excluding the impact of excess liquidity, the net interest margin, on a tax-equivalent basis, was 2.91% for the quarter ended September 30, 2024 compared to 2.86% for the quarter ended June 30, 2024 and 3.00% for the quarter ended September 30, 2023.

Noninterest Income
Noninterest income for the quarter ended September 30, 2024 was $20.2 million, an increase of $1.5 million, or 7.8%, from the comparable period in the prior year.

Investment advisory commission and fee income increased $476 thousand, or 9.8%, for the quarter ended September 30, 2024 compared to the three months ended September 30, 2023, primarily due to increased assets under management and supervision driven by new business and market appreciation. Insurance commission and fee income increased $386 thousand, or 8.0%, for the quarter ended September 30, 2024 compared to the three months ended September 30, 2023, primarily due to an increase in commercial lines premiums. Other income increased $1.2 million, or 512.3%, for the quarter ended September 30, 2024 compared to the three months ended September 30, 2023, primarily due to an increase of $705 thousand in gains on the sale of Small Business Administration loans.

Other service fee income decreased $1.2 million, or 39.9%, for the quarter ended September 30, 2024 compared to the three months ended September 30, 2023, primarily due to a $785 thousand valuation allowance recorded on mortgage servicing rights driven by the increase in prepayment speed assumptions as a result of the decrease in interest rates during the quarter. Additionally, net servicing fees on sold mortgage loans decreased by $307 thousand, primarily attributable to the sale of mortgage servicing rights associated with $591.1 million of serviced loans in the first quarter of 2024 and increased amortization driven by prepayments.

Noninterest Expense
Noninterest expense for the quarter ended September 30, 2024 was $48.6 million, a decrease of $436 thousand, or 0.9%, from the comparable period in the prior year.

Other expense decreased $808 thousand, or 11.0%, for the quarter ended September 30, 2024 primarily due to decreases in retirement plan costs, insurance expense, recruiter fees, and bank shares tax expense.

Professional fees decreased $184 thousand, or 10.4%, for the quarter ended September 30, 2024 primarily driven by a reduction in consultant fees. Deposit insurance premiums decreased $161 thousand, or 12.8%, for the quarter ended September 30, 2024 driven by an improvement in the financial ratios that contribute to our deposit insurance assessment rate.

Salaries, benefits and commissions increased $724 thousand, or 2.4%, for the quarter ended September 30, 2024 compared to the three months ended September 30, 2023, primarily due to increases in salary expense and an increase in incentive compensation due to increased profitability, partially offset by an increase in compensation capitalized driven by higher loan production.

Tax Provision
The effective income tax rate was 20.6% for the quarter ended September 30, 2024, compared to an effective tax rate of 20.0% for the quarter ended September 30, 2023. The effective tax rates for the three months ended September 30, 2024 and 2023 reflected the benefits of tax-exempt income from investments in municipal securities and loans and leases. The increase in effective tax rate in the quarter was primarily due to increases in state tax rates.

Asset Quality and Provision for Credit Losses
Nonperforming assets totaled $36.6 million at September 30, 2024 and June 30, 2024, and $40.1 million at September 30, 2023.

Net loan and lease charge-offs were $820 thousand for the three months ended September 30, 2024 compared to $809 thousand and $969 thousand for the three months ended June 30, 2024 and September 30, 2023, respectively.

The provision for credit losses was $1.4 million for the three months ended September 30, 2024 compared to $707 thousand and $2.0 million for the three months ended June 30, 2024 and September 30, 2023, respectively. The allowance for credit losses on loans and leases as a percentage of loans and leases held for investment was 1.28% at September 30, 2024, June 30, 2024 and September 30, 2023.

Dividend and Share Repurchases
On October 23, 2024, Univest declared a quarterly cash dividend of $0.21 per share to be paid on November 20, 2024 to shareholders of record as of November 6, 2024. During the quarter ended September 30, 2024, the Corporation repurchased 156,728 shares of common stock at an average price of $26.47 per share. Including brokerage fees and excise tax, the average price per share was $26.76. As of September 30, 2024, 539,646 shares are available for repurchase under the Share Repurchase Plan. On October 23, 2024, the Corporation’s Board of Directors approved an increase of 1,000,000 shares available for repurchase under the Corporation’s share repurchase program.

Conference Call
Univest will host a conference call to discuss third quarter 2024 results on Thursday, October 24, 2024 at 9:00 a.m. EST. Participants may preregister at https://www.netroadshow.com/events/login?show=27c257f2&confId=71976. The general public can access the call by dialing 1-833-470-1428; using Access Code 752766. A replay of the conference call will be available through December 24, 2024 by dialing 1-866-813-9403; using Access Code 807549.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $8.2 billion in assets and $5.3 billion in assets under management and supervision through its Wealth Management lines of business at September 30, 2024. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices and online at www.univest.net.
# # #
This press release and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to trends or factors affecting the financial services industry and, specifically, the financial condition and results of operations, business, prospects and strategies of Univest. These forward-looking statements involve certain risks and uncertainties in that there are a number of important factors that could cause Univest's future financial condition, results of operations, business, prospects or strategies to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to: (1) competition and demand for financial services in our market area; (2) inflation and/or changes in interest rates, which may adversely impact our margins and yields, reduce the fair value of our financial instruments, reduce our loan originations and/or lead to higher operating costs and higher costs we pay to retain and attract deposits; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and/or credit loss provisions; (4) changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; (5) our ability to access cost-effective funding; (6) changes in economic conditions nationally and in our market, including potential recessionary conditions and the levels of unemployment in our market area; (7) economic assumptions or changes in our methodology, either of which may impact our allowance for credit losses calculation; (8) legislative, regulatory, accounting or tax changes; (9) monetary and fiscal policies of the U.S. government, including the policies of the Board of Governors of the Federal Reserve System; (10) technological issues that may adversely affect our operations or those of our customers; (11) a failure or breach in our operational or security systems or infrastructure, including cyberattacks; (12) changes in the securities markets; (13) the current or anticipated impact of military conflict, terrorism or other geopolitical events; (14) our ability to enter into new markets successfully and capitalize on growth opportunities and/or (15) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission.

(UVSP - ER)

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
September 30, 2024
(Dollars in thousands)

Balance Sheet (Period End)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
ASSETS
Cash and due from banks	$78,346	$66,808	$49,318	$72,815	$68,900
Interest-earning deposits with other banks	426,354	124,103	152,288	176,984	221,441
Cash and cash equivalents	504,700	190,911	201,606	249,799	290,341
Investment securities held-to-maturity	137,681	140,112	143,474	145,777	149,451
Investment securities available for sale, net of allowance for credit losses	354,100	342,776	350,819	351,553	334,538
Investments in equity securities	2,406	2,995	3,355	3,293	4,054
Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost	40,235	37,438	37,394	40,499	42,417
Loans held for sale	17,131	28,176	13,188	11,637	16,473
Loans and leases held for investment	6,730,734	6,684,837	6,579,086	6,567,214	6,574,958
Less: Allowance for credit losses, loans and leases	(86,041)	(85,745)	(85,632)	(85,387)	(83,837)
Net loans and leases held for investment	6,644,693	6,599,092	6,493,454	6,481,827	6,491,121
Premises and equipment, net	47,411	48,174	48,739	51,441	51,287
Operating lease right-of-use assets	29,260	29,985	30,702	31,795	31,053
Goodwill	175,510	175,510	175,510	175,510	175,510
Other intangibles, net of accumulated amortization	7,158	7,701	7,473	10,950	11,079
Bank owned life insurance	138,744	137,823	137,896	131,344	130,522
Accrued interest and other assets	106,708	114,753	102,958	95,203	100,220
Total assets	$8,205,737	$7,855,446	$7,746,568	$7,780,628	$7,828,066

LIABILITIES
Noninterest-bearing deposits	$1,323,953	$1,397,308	$1,401,806	$1,468,320	$1,432,559
Interest-bearing deposits:	5,530,195	5,098,014	5,003,552	4,907,461	5,006,606
Total deposits	6,854,148	6,495,322	6,405,358	6,375,781	6,439,165
Short-term borrowings	8,256	11,781	4,816	6,306	14,676
Long-term debt	225,000	250,000	250,000	310,000	320,000
Subordinated notes	149,136	149,011	148,886	148,761	148,636
Operating lease liabilities	32,246	33,015	33,744	34,851	34,017
Accrued expenses and other liabilities	59,880	62,180	60,095	65,721	64,374
Total liabilities	7,328,666	7,001,309	6,902,899	6,941,420	7,020,868

SHAREHOLDERS' EQUITY
Common stock, $5 par value: 48,000,000 shares authorized and 31,556,799 shares issued	157,784	157,784	157,784	157,784	157,784
Additional paid-in capital	301,262	300,166	298,914	301,066	300,171
Retained earnings	512,938	500,482	488,790	474,691	464,634
Accumulated other comprehensive loss, net of tax benefit	(41,623)	(54,124)	(54,740)	(50,646)	(71,586)
Treasury stock, at cost	(53,290)	(50,171)	(47,079)	(43,687)	(43,805)
Total shareholders’ equity	877,071	854,137	843,669	839,208	807,198
Total liabilities and shareholders’ equity	$8,205,737	$7,855,446	$7,746,568	$7,780,628	$7,828,066

	For the three months ended,					For the nine months ended,
Balance Sheet (Average)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
Assets	$8,005,265	$7,721,540	$7,696,575	$7,865,634	$7,693,983	$7,808,514	$7,453,070
Investment securities, net of allowance for credit losses	493,334	493,140	500,983	489,587	506,341	495,810	513,704
Loans and leases, gross	6,730,791	6,640,536	6,577,365	6,594,233	6,537,169	6,649,860	6,359,498
Deposits	6,641,324	6,353,752	6,303,854	6,470,141	6,222,710	6,433,737	5,968,659
Shareholders' equity	864,406	844,572	842,546	814,941	811,515	850,559	802,541

Univest Financial Corporation
Consolidated Summary of Loans by Type and Asset Quality Data (Unaudited)
September 30, 2024
(Dollars in thousands)

Summary of Major Loan and Lease Categories (Period End)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Commercial, financial and agricultural	$1,044,043	$1,055,332	$1,014,568	$989,723	$1,050,004
Real estate-commercial	3,442,083	3,373,889	3,283,729	3,302,798	3,275,140
Real estate-construction	285,616	313,229	379,995	394,462	427,561
Real estate-residential secured for business purpose	530,674	532,628	524,196	517,002	516,471
Real estate-residential secured for personal purpose	969,562	952,665	922,412	909,015	861,122
Real estate-home equity secured for personal purpose	182,901	179,150	177,446	179,282	176,855
Loans to individuals	26,794	26,430	27,200	27,749	27,331
Lease financings	249,061	251,514	249,540	247,183	240,474
Total loans and leases held for investment, net of deferred income	6,730,734	6,684,837	6,579,086	6,567,214	6,574,958
Less: Allowance for credit losses, loans and leases	(86,041)	(85,745)	(85,632)	(85,387)	(83,837)
Net loans and leases held for investment	$6,644,693	$6,599,092	$6,493,454	$6,481,827	$6,491,121

Asset Quality Data (Period End)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Nonaccrual loans and leases, including nonaccrual loans held for sale*	$15,319	$16,200	$20,363	$20,527	$18,085
Accruing loans and leases 90 days or more past due	310	205	268	534	2,135
Total nonperforming loans and leases	15,629	16,405	20,631	21,061	20,220
Other real estate owned	20,915	20,007	19,220	19,032	19,916
Repossessed assets	79	149	167	—	—
Total nonperforming assets	$36,623	$36,561	$40,018	$40,093	$40,136
Nonaccrual loans and leases / Loans and leases held for investment	0.23%	0.24%	0.31%	0.31%	0.28%
Nonperforming loans and leases / Loans and leases held for investment	0.23%	0.25%	0.32%	0.32%	0.31%
Nonperforming assets / Total assets	0.45%	0.47%	0.52%	0.52%	0.51%

Allowance for credit losses, loans and leases	$86,041	$85,745	$85,632	$85,387	$83,837
Allowance for credit losses, loans and leases / Loans and leases held for investment	1.28%	1.28%	1.30%	1.30%	1.28%
Allowance for credit losses, loans and leases / Nonaccrual loans and leases	561.66%	529.29%	420.53%	415.97%	463.57%
Allowance for credit losses, loans and leases / Nonperforming loans and leases	550.52%	522.68%	415.06%	405.43%	414.62%
*Includes a $5.8 million loan held for sale at September 30, 2023.

	For the three months ended,					For the nine months ended,
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
Net loan and lease charge-offs	$820	$809	$1,406	$1,074	$969	$3,035	$4,323
Net loan and lease charge-offs (annualized)/Average loans and leases	0.05%	0.05%	0.09%	0.06%	0.06%	0.06%	0.09%

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
September 30, 2024
(Dollars in thousands, except per share data)
	For the three months ended,					For the nine months ended,
For the period:	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
Interest income	$106,438	$99,832	$98,609	$101,232	$97,106	$304,879	$270,498
Interest expense	53,234	48,805	47,142	48,472	43,516	149,181	103,261
Net interest income	53,204	51,027	51,467	52,760	53,590	155,698	167,237
Provision for credit losses	1,414	707	1,432	1,931	2,024	3,553	8,839
Net interest income after provision for credit losses	51,790	50,320	50,035	50,829	51,566	152,145	158,398
Noninterest income:
Trust fee income	2,110	2,008	2,108	1,943	1,910	6,226	5,789
Service charges on deposit accounts	2,037	1,982	1,871	1,960	1,816	5,890	5,088
Investment advisory commission and fee income	5,319	5,238	5,194	4,561	4,843	15,751	14,303
Insurance commission and fee income	5,238	5,167	7,201	4,596	4,852	17,606	16,447
Other service fee income	1,815	3,044	6,415	2,967	3,020	11,274	9,414
Bank owned life insurance income	921	1,086	842	823	806	2,849	2,362
Net gain on sales of investment securities	18	—	—	—	—	18	—
Net gain on mortgage banking activities	1,296	1,710	939	809	1,216	3,945	2,880
Other income	1,396	745	1,025	961	228	3,166	1,921
Total noninterest income	20,150	20,980	25,595	18,620	18,691	66,725	58,204
Noninterest expense:
Salaries, benefits and commissions	30,702	30,187	31,338	29,321	29,978	92,227	90,867
Net occupancy	2,723	2,679	2,872	2,751	2,594	8,274	7,935
Equipment	1,107	1,088	1,111	1,066	1,087	3,306	3,066
Data processing	4,154	4,161	4,495	4,444	4,189	12,810	12,355
Professional fees	1,579	1,466	1,688	1,768	1,763	4,733	5,373
Marketing and advertising	490	715	416	632	555	1,621	1,548
Deposit insurance premiums	1,097	1,098	1,135	1,350	1,258	3,330	3,475
Intangible expenses	164	188	187	212	220	539	726
Restructuring charges	—	—	—	189	—	—	1,330
Other expense	6,536	7,126	6,832	7,313	7,344	20,494	21,641
Total noninterest expense	48,552	48,708	50,074	49,046	48,988	147,334	148,316
Income before taxes	23,388	22,592	25,556	20,403	21,269	71,536	68,286
Income tax expense	4,810	4,485	5,251	4,149	4,253	14,546	13,436
Net income	$18,578	$18,107	$20,305	$16,254	$17,016	$56,990	$54,850
Net income per share:
Basic	$0.64	$0.62	$0.69	$0.55	$0.58	$1.95	$1.86
Diluted	$0.63	$0.62	$0.69	$0.55	$0.58	$1.94	$1.86
Dividends declared per share	$0.21	$0.21	$0.21	$0.21	$0.21	$0.63	$0.63
Weighted average shares outstanding	29,132,948	29,246,977	29,413,999	29,500,147	29,479,066	29,264,161	29,410,852
Period end shares outstanding	29,081,108	29,190,640	29,337,919	29,511,721	29,508,128	29,081,108	29,508,128

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
September 30, 2024

	For the three months ended,					For the nine months ended,
Profitability Ratios (annualized)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
Return on average assets	0.92%	0.94%	1.06%	0.82%	0.88%	0.97%	0.98%
Return on average assets, excluding restructuring charges (1)	0.92%	0.94%	1.06%	0.83%	0.88%	0.97%	1.00%
Return on average shareholders' equity	8.55%	8.62%	9.69%	7.91%	8.32%	8.95%	9.14%
Return on average shareholders' equity, excluding restructuring charges (1)	8.55%	8.62%	9.69%	7.99%	8.32%	8.95%	9.31%
Return on average tangible common equity (1)(3)	10.84%	11.01%	12.38%	10.23%	10.77%	11.40%	11.87%
Return on average tangible common equity, excluding restructuring charges (1)(3)	10.84%	11.01%	12.38%	10.32%	10.77%	11.40%	12.10%
Net interest margin (FTE)	2.82%	2.84%	2.88%	2.84%	2.96%	2.85%	3.22%
Efficiency ratio (2)	65.7%	67.1%	64.6%	68.3%	67.3%	65.8%	65.3%
Efficiency ratio, excluding restructuring charges (1)(2)	65.7%	67.1%	64.6%	68.0%	67.3%	65.8%	64.7%

Capitalization Ratios
Dividends declared to net income	33.0%	33.9%	30.5%	38.1%	36.4%	32.4%	33.8%
Shareholders' equity to assets (Period End)	10.69%	10.87%	10.89%	10.79%	10.31%	10.69%	10.31%
Tangible common equity to tangible assets (1)	8.71%	8.81%	8.80%	8.70%	8.22%	8.71%	8.22%
Common equity book value per share	$30.16	$29.26	$28.76	$28.44	$27.36	$30.16	$27.36
Tangible common equity book value per share (1)	$24.05	$23.17	$22.70	$22.41	$21.32	$24.05	$21.32

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	9.53%	9.74%	9.65%	9.36%	9.43%	9.53%	9.43%
Common equity tier 1 risk-based capital ratio	10.88%	10.72%	10.71%	10.58%	10.32%	10.88%	10.32%
Tier 1 risk-based capital ratio	10.88%	10.72%	10.71%	10.58%	10.32%	10.88%	10.32%
Total risk-based capital ratio	14.27%	14.09%	14.11%	13.90%	13.58%	14.27%	13.58%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.
(2) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(3) Net income before amortization of intangibles to average tangible common equity.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	September 30, 2024			June 30, 2024
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$270,724	$3,624	5.33%	$84,546	$1,108	5.27%
Obligations of state and political subdivisions*	1,283	7	2.17	1,269	7	2.22
Other debt and equity securities	492,051	3,706	3.00	491,871	3,741	3.06
Federal Home Loan Bank, Federal Reserve Bank and other stock	38,769	742	7.61	37,286	700	7.55
Total interest-earning deposits, investments and other interest-earning assets	802,827	8,079	4.00	614,972	5,556	3.63
Commercial, financial, and agricultural loans	997,465	18,459	7.36	983,615	17,447	7.13
Real estate—commercial and construction loans	3,592,556	52,672	5.83	3,549,206	50,577	5.73
Real estate—residential loans	1,692,361	21,127	4.97	1,660,489	20,413	4.94
Loans to individuals	26,651	549	8.20	26,821	542	8.13
Tax-exempt loans and leases	232,159	2,565	4.40	230,495	2,476	4.32
Lease financings	189,599	3,275	6.87	189,910	3,105	6.58
Gross loans and leases	6,730,791	98,647	5.83	6,640,536	94,560	5.73
Total interest-earning assets	7,533,618	106,726	5.64	7,255,508	100,116	5.55
Cash and due from banks	62,902			56,387
Allowance for credit losses, loans and leases	(86,517)			(86,293)
Premises and equipment, net	47,989			48,725
Operating lease right-of-use assets	29,620			30,344
Other assets	417,653			416,869
Total assets	$8,005,265			$7,721,540
Liabilities:
Interest-bearing checking deposits	$1,215,166	$8,824	2.89%	$1,094,150	$7,311	2.69%
Money market savings	1,849,628	21,213	4.56	1,692,759	19,131	4.55
Regular savings	727,395	878	0.48	759,960	929	0.49
Time deposits	1,491,560	17,255	4.60	1,422,113	16,134	4.56
Total time and interest-bearing deposits	5,283,749	48,170	3.63	4,968,982	43,505	3.52
Short-term borrowings	8,210	1	0.05	29,506	242	2.30
Long-term debt	247,826	2,781	4.46	250,000	2,777	4.47
Subordinated notes	149,068	2,282	6.09	148,943	2,281	6.16
Total borrowings	405,104	5,064	4.97	428,449	5,300	4.98
Total interest-bearing liabilities	5,688,853	53,234	3.72	5,397,431	48,805	3.64
Noninterest-bearing deposits	1,357,575			1,384,770
Operating lease liabilities	32,627			33,382
Accrued expenses and other liabilities	61,804			61,385
Total liabilities	7,140,859			6,876,968
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	7,046,428		3.01	6,782,201		2.89
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	300,565			299,426
Retained earnings and other equity	406,057			387,362
Total shareholders' equity	864,406			844,572
Total liabilities and shareholders' equity	$8,005,265			$7,721,540
Net interest income		$53,492			$51,311
Net interest spread			1.92			1.91
Effect of net interest-free funding sources			0.90			0.93
Net interest margin			2.82%			2.84%
Ratio of average interest-earning assets to average interest-bearing liabilities	132.43	%		134.43	%

*Obligations of states and political subdivisions are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $897 thousand and $698 thousand for the three months ended September 30, 2024 and June 30, 2024.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended September 30, 2024 and June 30, 2024 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended September 30,
Tax Equivalent Basis	2024			2023
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$270,724	$3,624	5.33%	$143,109	$1,865	5.17%
Obligations of state and political subdivisions*	1,283	7	2.17	2,281	16	2.78
Other debt and equity securities	492,051	3,706	3.00	504,060	3,540	2.79
Federal Home Loan Bank, Federal Reserve Bank and other stock	38,769	742	7.61	40,406	712	6.99
Total interest-earning deposits, investments and other interest-earning assets	802,827	8,079	4.00	689,856	6,133	3.53
Commercial, financial, and agricultural loans	997,465	18,459	7.36	995,355	17,545	6.99
Real estate—commercial and construction loans	3,592,556	52,672	5.83	3,552,709	49,548	5.53
Real estate—residential loans	1,692,361	21,127	4.97	1,543,360	18,270	4.70
Loans to individuals	26,651	549	8.20	26,538	525	7.85
Tax-exempt loans and leases	232,159	2,565	4.40	234,685	2,430	4.11
Lease financings	189,599	3,275	6.87	184,522	2,928	6.30
Gross loans and leases	6,730,791	98,647	5.83	6,537,169	91,246	5.54
Total interest-earning assets	7,533,618	106,726	5.64	7,227,025	97,379	5.35
Cash and due from banks	62,902			62,673
Allowance for credit losses, loans and leases	(86,517)			(83,827)
Premises and equipment, net	47,989			52,071
Operating lease right-of-use assets	29,620			31,647
Other assets	417,653			404,394
Total assets	$8,005,265			$7,693,983
Liabilities:
Interest-bearing checking deposits	$1,215,166	$8,824	2.89%	$1,070,063	$6,703	2.49%
Money market savings	1,849,628	21,213	4.56	1,645,210	17,850	4.30
Regular savings	727,395	878	0.48	828,672	861	0.41
Time deposits	1,491,560	17,255	4.60	1,140,622	11,668	4.06
Total time and interest-bearing deposits	5,283,749	48,170	3.63	4,684,567	37,082	3.14
Short-term borrowings	8,210	1	0.05	93,028	1,117	4.76
Long-term debt	247,826	2,781	4.46	320,000	3,036	3.76
Subordinated notes	149,068	2,282	6.09	148,568	2,281	6.09
Total borrowings	405,104	5,064	4.97	561,596	6,434	4.55
Total interest-bearing liabilities	5,688,853	53,234	3.72	5,246,163	43,516	3.29
Noninterest-bearing deposits	1,357,575			1,538,143
Operating lease liabilities	32,627			34,788
Accrued expenses and other liabilities	61,804			63,374
Total liabilities	7,140,859			6,882,468
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	7,046,428		3.01	6,784,306		2.54
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	300,565			299,575
Retained earnings and other equity	406,057			354,156
Total shareholders' equity	864,406			811,515
Total liabilities and shareholders' equity	$8,005,265			$7,693,983
Net interest income		$53,492			$53,863
Net interest spread			1.92			2.06
Effect of net interest-free funding sources			0.90			0.90
Net interest margin			2.82%			2.96%
Ratio of average interest-earning assets to average interest-bearing liabilities	132.43	%		137.76	%

*Obligations of states and political subdivisions are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $897 thousand and $563 thousand for the three months ended September 30, 2024 and 2023, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended September 30, 2024 and 2023 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Nine Months Ended September 30,
Tax Equivalent Basis	2024			2023
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$159,114	$6,341	5.32%	$79,630	$2,856	4.80%
Obligations of state and political subdivisions*	1,500	26	2.32	2,284	48	2.81
Other debt and equity securities	494,310	11,094	3.00	511,420	10,547	2.76
Federal Home Loan Bank, Federal Reserve Bank and other stock	38,392	2,166	7.54	39,664	2,102	7.09
Total interest-earning deposits, investments and other interest-earning assets	693,316	19,627	3.78	632,998	15,553	3.29
Commercial, financial, and agricultural loans	972,003	52,429	7.21	997,590	50,002	6.70
Real estate—commercial and construction loans	3,572,375	153,890	5.75	3,447,551	137,929	5.35
Real estate—residential loans	1,657,142	61,095	4.92	1,478,871	51,216	4.63
Loans to individuals	26,928	1,639	8.13	26,859	1,453	7.23
Tax-exempt loans and leases	231,679	7,505	4.33	233,211	7,159	4.10
Lease financings	189,733	9,549	6.72	175,416	8,128	6.20
Gross loans and leases	6,649,860	286,107	5.75	6,359,498	255,887	5.38
Total interest-earning assets	7,343,176	305,734	5.56	6,992,496	271,440	5.19
Cash and due from banks	58,070			59,811
Allowance for credit losses, loans and leases	(86,435)			(81,829)
Premises and equipment, net	49,098			52,067
Operating lease right-of-use assets	30,359			31,384
Other assets	414,246			399,141
Total assets	$7,808,514			$7,453,070
Liabilities:
Interest-bearing checking deposits	$1,163,526	$24,353	2.80%	$980,725	$15,259	2.08%
Money market savings	1,749,592	59,564	4.55	1,532,318	43,020	3.75
Regular savings	752,336	2,712	0.48	900,448	2,375	0.35
Time deposits	1,384,576	47,019	4.54	845,635	22,231	3.51
Total time and interest-bearing deposits	5,050,030	133,648	3.54	4,259,126	82,885	2.60
Short-term borrowings	15,919	248	2.08	195,606	7,094	4.85
Long-term debt	263,380	8,441	4.28	245,366	6,438	3.51
Subordinated notes	148,944	6,844	6.14	148,444	6,844	6.16
Total borrowings	428,243	15,533	4.85	589,416	20,376	4.62
Total interest-bearing liabilities	5,478,273	149,181	3.64	4,848,542	103,261	2.85
Noninterest-bearing deposits	1,383,707			1,709,533
Operating lease liabilities	33,389			34,548
Accrued expenses and other liabilities	62,586			57,906
Total liabilities	6,957,955			6,650,529
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	6,861,980		2.90	6,558,075		2.11
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	300,224			299,550
Retained earnings and other equity	392,551			345,207
Total shareholders' equity	850,559			802,541
Total liabilities and shareholders' equity	$7,808,514			$7,453,070
Net interest income		$156,553			$168,179
Net interest spread			1.92			2.34
Effect of net interest-free funding sources			0.93			0.88
Net interest margin			2.85%			3.22%
Ratio of average interest-earning assets to average interest-bearing liabilities	134.04	%		144.22	%

*Obligations of states and political subdivisions are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $2.0 million and $1.7 million for the nine months ended September 30, 2024 and 2023, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the nine months ended September 30, 2024 and 2023 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Loan Portfolio Overview (Unaudited)
September 30, 2024

(Dollars in thousands)
Industry Description	Total Outstanding Balance	% of Commercial Loan Portfolio
CRE - Retail	$458,230	8.6%
Animal Production	384,554	7.2
CRE - Multi-family	340,181	6.4
CRE - 1-4 Family Residential Investment	295,454	5.6
CRE - Office	294,508	5.6
CRE - Industrial / Warehouse	254,019	4.8
Hotels & Motels (Accommodation)	186,130	3.5
Specialty Trade Contractors	180,486	3.4
Nursing and Residential Care Facilities	167,467	3.2
Education	167,282	3.2
Motor Vehicle and Parts Dealers	129,799	2.4
Repair and Maintenance	127,927	2.4
Merchant Wholesalers, Durable Goods	125,009	2.4
Homebuilding (tract developers, remodelers)	120,040	2.2
CRE - Mixed-Use - Residential	110,137	2.1
Crop Production	104,343	2.0
Wood Product Manufacturing	93,505	1.8
Food Services and Drinking Places	88,178	1.7
Real Estate Lenders, Secondary Market Financing	85,171	1.6
Rental and Leasing Services	79,876	1.5
Religious Organizations, Advocacy Groups	73,802	1.4
Fabricated Metal Product Manufacturing	72,794	1.4
CRE - Mixed-Use - Commercial	72,268	1.4
Administrative and Support Services	71,787	1.4
Personal and Laundry Services	71,184	1.3
Merchant Wholesalers, Nondurable Goods	69,363	1.3
Amusement, Gambling, and Recreation Industries	69,052	1.3
Miniwarehouse / Self-Storage	65,176	1.2
Food Manufacturing	61,472	1.1
Truck Transportation	52,570	1.0
Industries with >$50 million in outstandings	$4,471,764	84.3%
Industries with <$50 million in outstandings	$830,652	15.7%
Total Commercial Loans	$5,302,416	100.0%

Consumer Loans and Lease Financings	Total Outstanding Balance
Real Estate-Residential Secured for Personal Purpose	$969,562
Real Estate-Home Equity Secured for Personal Purpose	182,901
Loans to Individuals	26,794
Lease Financings	249,061
Total Consumer Loans and Lease Financings	$1,428,318

Total	$6,730,734

Univest Financial Corporation
Non-GAAP Reconciliation
September 30, 2024

Management uses non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See the table below for additional information on non-GAAP measures used throughout this earnings release.

	As of or for the three months ended,					As of or for the nine months ended,
(Dollars in thousands)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
Restructuring charges (a)	$—	$—	$—	$189	$—	$—	$1,330
Tax effect of restructuring charges	—	—	—	(40)	—	—	(279)
Restructuring charges, net of tax	$—	$—	$—	$149	$—	$—	$1,051

Net income	$18,578	$18,107	$20,305	$16,254	$17,016	$56,990	$54,850
Amortization of intangibles, net of tax	130	149	148	167	174	426	574
Net income before amortization of intangibles	$18,708	$18,256	$20,453	$16,421	$17,190	$57,416	$55,424

Shareholders' equity	$877,071	$854,137	$843,669	$839,208	$807,198	$877,071	$807,198
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (b)	(2,147)	(2,157)	(2,273)	(2,405)	(2,558)	(2,147)	(2,558)
Tangible common equity	$699,414	$676,470	$665,886	$661,293	$629,130	$699,414	$629,130

Total assets	$8,205,737	$7,855,446	$7,746,568	$7,780,628	$7,828,066	$8,205,737	$7,828,066
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (b)	(2,147)	(2,157)	(2,273)	(2,405)	(2,558)	(2,147)	(2,558)
Tangible assets	$8,028,080	$7,677,779	$7,568,785	$7,602,713	$7,649,998	$8,028,080	$7,649,998

Average shareholders' equity	$864,406	$844,572	$842,546	$814,941	$811,515	$850,559	$802,541
Average goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Average other intangibles (b)	(2,086)	(2,222)	(2,318)	(2,477)	(2,680)	(2,209)	(2,913)
Average tangible common equity	$686,810	$666,840	$664,718	$636,954	$633,325	$672,840	$624,118

(a) Associated with financial service center optimization and headcount rationalization expense management strategies
(b) Amount does not include mortgage servicing rights